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Exhibit 99.5

ML MACADAMIA ORCHARDS, L.P.
BENEFICIAL OWNER ELECTION FORM

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the distribution of non-transferable rights to purchase Depositary Receipts representing Class A Units of limited partnership interests ("Depositary Receipts") of ML Macadamia Orchards, L.P.

        I (we) hereby instruct you as follows:

        (CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Depositary Receipts.

Box 2. ☐ Please EXERCISE RIGHTS for Depositary Receipts as set forth below:

Basic Subscription Right: I exercise	(maximum number that can be exercised is equal to the number of Rights rounded down to nearest whole number Depositary Receipt)	Rights

Therefore, I apply for		x	[$ ]	=	$
	(no. of new whole Depositary Receipts equal to number of Rights exercised)		(subscription price)		(amount enclosed)

Total Payment Required: $

I am (we are) making the total payment required in the following manner:

☐ Payment in the following amount is enclosed: $            and/or

☐ Please deduct payment of $            from the following account maintained by you as follows:

Type of Account	Account No.

(The total of the above two boxes must equal the "Total Payment Required" specified above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

  •
  irrevocably elect to purchase the number of Depositary Receipts indicated above on the terms set forth in the prospectus; and

  •
  agree that if I (we) fail to pay for the Depositary Receipts I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

2

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  Exhibit 99.5
ML MACADAMIA ORCHARDS, L.P. BENEFICIAL OWNER ELECTION FORM